                                                                   EXHIBIT 10.8

             EXECUTIVE EMPLOYMENT, NON-COMPETE, CONFIDENTIALITY AND
                           STOCK RESTRICTION AGREEMENT

                                   [Baylinson]


      EMPLOYMENT AGREEMENT entered into this ___ day of ___________, 1997 by and between Ilene R. Baylinson (the "Executive") and MAXIMUS, Inc., a Virginia corporation with a usual place of business in McLean, Virginia (the "Corporation").

      WHEREAS, Executive is a key employee of the Corporation and a holder of a substantial number of shares of the issued and outstanding capital stock of the Corporation, and

      NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


      1.    Employment.
            ----------

            1.1. DUTIES. The Corporation hereby employs the Executive, and the Executive hereby accepts such employment, to serve as the President of Health and Disability Services Division of the Corporation. The Executive shall provide day to day management of the Corporation's Health and Disability Services Division and shall perform such other services and duties as are appropriate to such office. During the term of this Agreement, the Executive shall be a full time employee of the Corporation and shall devote such time and attention to the discharge of her duties as the President of Health and Disability Services Division as may be necessary and appropriate to accomplish and complete such duties.

            1.2. Compensation.
                 ------------

            (a) SALARY AND REGULAR YEAR-END BONUS. As compensation for performance of her obligations hereunder, the Corporation shall pay the Executive a salary of not less than $182,000 and regular year-end bonus consistent with the Corporation's past practices.

            (b) VACATION, INSURANCE, EXPENSES. The Executive shall be entitled to such vacation benefits, health, disability and life insurance benefits and expense reimbursements in a manner consistent with the Corporation's past practices.

            1.3. TERM; TERMINATION. The term of the employment agreement set forth in this Section 1 shall be for a period commencing on the date hereof and continuing until September 30, 2001, provided that this Agreement shall terminate:




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                  (a) by mutual written consent of the parties; or

                  (b) upon Executive's death or inability, by reason of physical or mental impairment, to perform substantially all of Executive's duties as contemplated herein for a continuous period of 120 days or more; or

                  (c) by the Corporation for cause, which shall mean in the event of Executive's breach of any material duty or obligation hereunder, or intentional or grossly negligent conduct that is materially injurious to the Corporation, as reasonably determined by the Corporation's Board of Directors, or willful failure to follow the reasonable directions of the Corporation's Board of Directors.

      Upon any termination of employment under this Section 1.3, neither party shall have any obligation to the other pursuant to this Section 1, but such termination shall have no effect on the obligations of the parties under other provisions of this Agreement.

      2.    NON-COMPETITION.
            ---------------

            2.1. UNDERTAKING. The Executive agrees that while the Executive is employed by the Corporation and thereafter, until _____________ [4 years after the date hereof] (the "Expiration Date"), the Executive shall not, without the Corporation's prior written consent, directly or indirectly, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any business enterprise (other than in the Executive's capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) (a) engage in direct or indirect competition with the Corporation, (b) conduct a business of the type or character engaged in by the Corporation at the time of termination or cessation of the Executive's employment or (c) develop products or services competitive with those of the Corporation.

            2.2. PROHIBITED ACTIVITIES. (a) The Executive agrees that, during his or her employment with the Corporation, and thereafter for a period of two years after the termination of such employment, the Executive will not engage in any unethical behavior which may adversely affect the Corporation. For the purpose of this Section 2.2, "Unethical Behavior" is defined as:

                  (1) any attempt, successful or unsuccessful, by the Executive to divert any existing contracts or subcontracts from the Corporation to any other firm, whether or not affiliated with the Executive;

                  (2) any attempt, successful or unsuccessful by the Executive, to adversely influence clients of the Corporation or organizations with which the Corporation has a contract or a proposal pending as of the date of the Executive's termination from the Corporation;

                  (3) any attempt, successful or unsuccessful, by the Executive to divert any contracts or subcontracts which are pending as of the date of Executive's termination from the Corporation to any other firm, whether or not affiliated with the Executive;



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                  (4) any attempt, successful or unsuccessful, by the Executive to offer his or her services, or to influence any other employee of the Corporation to offer their services, to any firm to compete against the Corporation in the performance of services provided under existing contracts or follow-ons to existing contracts or pending proposals with the Corporation's clients as of the date of the Executive's termination; or

                  (5) any attempt, successful or unsuccessful, by the Executive to employ or offer employment to, or cause any other person to employ or offer employment to any other employee of the Corporation.

            (b) The Executive agrees that, in addition to any other remedy available to the Corporation, in the event of a breach by the Executive of the terms of this Section 2.2 the Corporation may set off against any amounts due the Executive, an amount equal to the gross revenues which such Executive, or any entity with which the Executive is employed, affiliated or associated, receives or is entitled to receive, from any existing clients (or potential clients with whom a proposal is pending) of the Corporation during the two-year period provided in this Section 2.2.

            (c) The provisions of this Section 2.2 shall continue for a period of two years after termination of the Executive's employment with the Corporation, whether voluntary or involuntary, with or without cause. The Executive shall notify any new employer, partner, association or any other firm or corporation actually or potentially in competition with the Corporation with whom the Executive shall become associated in any capacity whatsoever of the provisions of this Section 2.2 and the Executive agrees that the Corporation may give such notice to such firm, corporation or other person.

            2.3. Business Opportunities: Conflicts of Interest: Other Employment
                 ---------------------------------------------------------------
and Activities of the Executive.
-------------------------------

            (a) The Executive agrees promptly to advise the Corporation of, and provide the Corporation with an opportunity to seek, all business opportunities that reasonably may be available to the Corporation, whether or not such business opportunities are related to the present business conducted by the Corporation.

            (b) The Executive, in his capacity as an employee of the Corporation, shall not engage in any business with any member of the Executive's immediate family or with any person or business entity in which the Executive or any member of the Executive's immediate family has any ownership interest or financial interest, unless and until the Executive has first fully disclosed such interest to the Board of Directors and received written consent from the Board of Directors, signed by the Chairman of such board. As used herein, the term "immediate family" means the Executive's spouse, natural or adopted children, parents or siblings and the term "financial interest" means any relationship with such person or business entity that may monetarily benefit the Executive or member of the Executive's immediate family, including any lending relationship or the guarantying of any obligations of such person or business entity by the Executive or member of his immediate family.




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            (c) The parties hereto acknowledge and agree that the Executive may engage in outside civic, political, social, educational and professional activities and may serve on the boards of directors of other corporations; provided, however, that such activities shall not have priority over or adversely affect or conflict with the business of the Corporation or its clients, or interfere with the mobility of the Executive to fulfill the Executive's duties to the Corporation as a full-time employee and officer and director of the Corporation, as conclusively determined by the Board of Directors of the Corporation.

            (d) The parties hereto agree that the Executive may, consistent with this Section 1.3, receive and retain speaking fees, referral fees from business opportunities not accepted by the Corporation, and fees from outside business activities and opportunities of the Executive consented to by the Board of Directors of the Corporation.

      3.    CONFIDENTIALITY.
            ---------------

            3.1. NON-DISCLOSURE. The parties hereto agree that the Corporation's books, records, files and all other information relating to the Corporation (that is not otherwise available in the Public Domain), its business and its clients are proprietary in nature and contain trade secrets and shall be held in strict confidence by the parties hereto, and shall not, either during the term of this Agreement or after the termination hereof, be intentionally disclosed, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Corporation or is engaged in a business similar to that of the Corporation; except in furtherance of the Corporation's business. The trade secrets or other proprietary or confidential information referred to in the prior sentence includes, without limitation, all proposals to clients or potential clients, contracts, client or potential client lists, fee policies, financial information. administration or marketing practices or procedures and all other information regarding the business of the Corporation and its clients not generally known to the public.

            3.2. TRADE SECRETS. The parties hereto hereby acknowledge and agree that all proprietary information referred to in this Section 2 shall be deemed trade secrets of the Corporation and that each party hereto shall take such steps, undertake such actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the laws of the Commonwealth of Virginia.

      4.    STOCK RESTRICTIONS.
            ------------------

            4.1. TRANSFERS. The Executive may not offer, sell, assign, grant a participation in, pledge or otherwise transfer ("Transfer") any of the Executive's shares of Common Stock of the Corporation (including shares acquired after the date hereof) (the "Shares") except in compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws. In addition, until the Expiration Date, the Executive may not Transfer any of the Executive's Shares without the prior written consent of the Corporation after complying with Section 4.3 below, other than (i) subject to Section 4.4 below, to any Permitted Transferee (as defined in Section 4.4) or (ii) as may be required by applicable federal or state law or regulation or (iii) pursuant to a registration of such shares under Section 5 below.



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            4.2. RESTRICTIVE LEGEND. Until the Expiration Date, each certificate representing Shares owned by the Executive shall include a legend in substantially the following form:

      UNTIL ________ __, 2001, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN AN EXECUTIVE NON-COMPETE, CONFIDENTIALITY AND STOCK RESTRICTION AGREEMENT, DATED AS OF ________ __, 1997, A COPY OF WHICH MAY BE OBTAINED FROM MAXIMUS, INC.

            4.3. REQUEST FOR CONSENT TO TRANSFER. The Executive may request consent to transfer from the Corporation by providing written notice to the Corporation of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer in reasonable detail. In the discretion of the Corporation, such consent may be conditioned upon the delivery to the Corporation of an instrument substantially in the form of EXHIBIT A hereto pursuant to which the transferee shall have agreed to be bound by the terms of this Section 4. In such case, each certificate evidencing Shares or interests therein transferred as provided in this Section 4.3 shall bear the legend set forth in Section 4.2 hereof.

            4.4. TRANSFERS TO PERMITTED TRANSFEREE. "Permitted Transferee" shall mean (i) the spouse, ancestor, lineal descendants and other family members of the Executive, and any trust for the benefit of the foregoing, (including adopted descendants), (ii) any entities established principally for charitable purposes to which the Executive Transfers any Shares by way of gift and (iii) any person or entity to whom the Shares are Transferred by virtue of a pledge by the Executive to secure a borrowing from such Permitted Transferee. The Executive may transfer some or all of the Shares to a Permitted Transferee only if the Corporation shall have received notice of such transfer and an instrument substantially in the form of EXHIBIT A hereto pursuant to which the Permitted Transferee shall have agreed to be bound by the terms of this Section 4. Each certificate evidencing Shares or interests therein transferred as provided in this Section 4.4 shall bear the legend set forth in Section 4.2 hereof.

            4.5. IMPROPER TRANSFER. (a) Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and neither the Corporation nor any transfer agent of the Corporation shall register, or otherwise recognize in the Corporation's records, any such improper Transfer.

            (b) The Executive shall not enter into any transaction or series of transactions for the purpose or with the effect of, directly or indirectly, denying or impairing the rights or obligations of the Corporation under this Agreement, and any such transaction shall be null and void and, to the extent that such transaction requires any action by the Corporation, it shall not be registered or otherwise recognized in the Corporation's records or otherwise.

            4.6. ACCESS TO RECORDS AND DOCUMENTS. At any time during which the Executive is a stockholder and/or a member of the Board of Directors of the Corporation, the



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Executive shall be entitled to inspect and copy such records and documents to the extent provided by the Stock Corporation Act of the Commonwealth of Virginia and any other applicable law.

      5.    Registration Rights.
            -------------------

            5.1.  Secondary Registration.
                  ----------------------

                  (a) REGISTRATION FOR RESALE. The Corporation intends to seek to create liquidity for the Shares held by the Executive prior to the Expiration Date. In the sole discretion of the Corporation, the Corporation may file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 or Form S-3 (or similar form) sufficient to permit the public offering and sale of the Registrable Shares (as defined below) through all securities exchanges and over-the-counter markets on which the Corporation's Common Stock is then traded. For the purposes of this Agreement, "Registrable Shares" shall mean outstanding Shares and Shares issuable upon exercise of then-exercisable options held by the Executive and any other person holding registration rights substantially the same as the rights set forth in this
Section 5, which Shares are not at that time the subject of an effective registration statement filed with the Commission. For the purposes of this Agreement, "Holders" shall mean all persons holding Registrable Shares.

                  (b) NOTICE OF FILING OF REGISTRATION STATEMENT. In the event the Corporation determines to file a registration pursuant to Section 5.1(a), the Corporation shall notify each Holder of the proposed filing and request that each Holder notify the Corporation within 15 days thereafter of the number of Registrable Shares such Holder wishes the Corporation to register on such Holder's behalf. Each Holder shall, prior to the end of such 15 day period, request in writing that the Corporation register the sale of all or part of such Holder's Registrable Shares.

            5.2.  Piggyback Registration Rights.
                  -----------------------------

                  (a) OFFER TO INCLUDE REGISTRABLE SHARES IN CORPORATION OFFERING. If, at any time prior to the Expiration Date, the Corporation shall file a registration statement to register shares of Common Stock for its own account in an underwritten offering with the Commission while any Registrable Shares are outstanding, the Corporation shall give all the Holders at least 45 days prior written notice of the filing of such registration statement. Subject to 5.2(b) below, if requested by any Holder in writing within 30 days after receipt of any such notice, the Corporation shall register or qualify all or, at each Holder's option, any portion of the Registrable Shares of any Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable.




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            (b) CUTBACK OF PARTICIPATION IN CORPORATION OFFERING.
Notwithstanding Section 5.2(a), if the managing underwriter of any such offering shall advise the Corporation in writing that, in its opinion, the distribution of all or a portion of the Registrable Shares requested to be included in the registration concurrently with the securities being registered by the Corporation would materially adversely affect the distribution of such securities by the Corporation for its own account, then the number of Registrable Shares held by such Holder to be included in such registration statement shall be reduced to the extent advised by such managing underwriter, provided that any such reduction shall be made pro rata among the Holders electing to participate in such registration based on the aggregate number of Registrable Shares held by each Holder electing to so participate, and provided further that the total number of Registrable Shares included in any such registration shall not be less than 25% of the total number of shares of Common Stock included in the registration for the Corporation's account, the Holders account and the account of any other person.

            5.3.  Underwriting.
                  ------------

                  (a) UNDERWRITING IN SECONDARY REGISTRATION. If the Corporation undertakes a registration under Section 5.1, any Holder wishing to distribute the Registrable Shares which such Holder has requested to be registered in such registration by means of an underwriting, such Holder shall so advise the Corporation in such Holder's request to participate in such registration under
Section 5.1(b). The Holders of a majority of the Registrable Shares being offered may select one or more underwriters for the registration under Section 5.1, which selection shall be approved by the Corporation, which approval shall not be unreasonably withheld provided such underwriter(s) are experienced and reputable. The Corporation shall, together with the Holders engaged in the registration hereunder, enter into an underwriting agreement with the representative of the underwriter or underwriters selected for such underwriting in accordance with this Section 5.3(a).

                  (b) UNDERWRITING IN PIGGYBACK REGISTRATION. In the event of an underwritten registration pursuant to the provisions of Section 5.2, any Holder who requests to have Registrable Shares included in such registration shall enter into such custody agreements and powers of attorney as are reasonably requested by the Corporation and any such underwriter, and, if requested, enter into an underwriting agreement containing customary terms.

                  (c) RIGHT OF WITHDRAWAL FROM UNDERWRITING. In the event of an underwritten offering under Section 5.3(a) or (b), the right of a Holder to participate in a registration hereunder shall be conditioned upon the inclusion of such Holder's Registrable Shares in such underwriting. If a Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.




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            5.4. EFFECTIVENESS AND EXPENSES. The Corporation will use its best efforts through its officers, directors, auditors and counsel to cause any Registration Statement filed pursuant to this Section 5 to become effective as promptly as practicable. The Corporation shall be obligated to use its best efforts to maintain the effectiveness of such Registration Statement only until the earlier of (i) the Expiration Date, and (ii) the date on which no Registrable Shares remain outstanding (the "Registration Termination Date"). The Corporation shall be obligated to pay all expenses (other than the fees and disbursements of counsel for the Holders and underwriting discounts, if any, payable in respect of the Registrable Shares sold by the Holders) in connection with any such registration statement.

            5.5. BLUE SKY REGISTRATIONS. In the event of a registration pursuant to the provisions of this Section 5, the Corporation shall use its best efforts to cause the Registrable Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holders may reasonably request; PROVIDED, HOWEVER, that the Corporation shall not be required to qualify to do business in any state by reason of this Section 5.5 in which it is not otherwise required to qualify to do business.

            5.6. CONTINUING EFFECTIVENESS. Until the Registration Termination Date, the Corporation shall use its best efforts to keep effective any registration or qualification contemplated by this Section 5 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holders to complete the offer and sale of the Registrable Shares covered thereby.

            5.7. COPIES OF REGISTRATION STATEMENT AND RELATED DOCUMENTS. In the event of a registration pursuant to the provisions of this Section 5, the Corporation shall furnish to each Holder a copy of the Registration Statement and of each amendment and supplement thereto (in each case, including all exhibits), and a reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act, and the rules and regulations thereunder, and such other documents, as any Holder may reasonably request to facilitate the disposition of the Registrable Shares included in such registration.

            5.8. RULE 144 ELIGIBILITY. The Corporation agrees that, following the Expiration Date, until all the Registrable Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, the Corporation shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Shares to sell such securities under Rule 144.

      6.    Indemnity.
            ---------


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            6.1. CORPORATION INDEMNIFICATION OF THE HOLDERS. Subject to the
conditions set forth below, the Corporation agrees to indemnify and hold harmless each Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 6, without limitation, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Shares, filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation with respect to such Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability the Corporation may otherwise have, including liabilities arising under this Agreement.

      If any action is brought against any Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "Indemnified Party") in respect of which indemnity may be sought against the Corporation pursuant to the foregoing paragraph, such Indemnified Party or Parties shall promptly notify the Corporation in writing of the institution of such action (but the failure so to notify shall not relieve the Corporation from any liability other than pursuant to this Section 6.1) and the Corporation shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party or parties) and payment of expenses. Such Indemnified Party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless the employment of such counsel shall have been authorized in writing by the Corporation in connection with the defense of such action or the Corporation shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party or Parties to have charge of the defense of such action or such Indemnified Party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Corporation, in any of which events such fees and expenses shall be borne by the Corporation, and the Corporation shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Anything in this Section 5 to the contrary notwithstanding, the Corporation shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Corporation shall not, without



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the prior written consent of each Indemnified Party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liability in respect of such action. The Corporation agrees promptly to notify the Holders of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the sale of any Registrable Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Registrable Shares.

            6.2. HOLDER INDEMNIFICATION OF THE CORPORATION. Each Holder participating in any such registration shall indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall have signed the registration statement covering Registrable Shares held by the Holder, each other person, if any, who controls the Corporation within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Corporation to the Holders in Section 6.1, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Corporation with respect to such Holder by or on behalf of such Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, as the case may be. If any action shall be brought against the Corporation or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against such Holder pursuant to this Section 6.2, such Holder shall have the rights and duties given to the Corporation and the Corporation and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6.1.

            6.3. CONTRIBUTION. To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to
Section 6.1 or 6.2 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Corporation (including for this purpose any contribution made by or on behalf of any director of the Corporation, any officer of the Corporation who signed any such registration statement, any controlling person of the Corporation, and its or their respective counsel), as one entity, and the Holders of the Registrable Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an Indemnified Party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be



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subject, on the basis of relevant equitable considerations such as the relative fault of the Corporation and such Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Corporation or by such Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Corporation and the Holder agree that it would be unjust and inequitable if the respective obligations of the Corporation and the Holders for the contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations, referred to in this Section 6.3. In no case shall any Holder be responsible for a portion of the contribution obligation imposed on all Holders in excess of its pro rata share based on the number of Registrable Shares of by it and included in such registration as compared to the number of Registrable Shares owned by all Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6.3, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Holder or control person shall have the same rights to contribution as such Holder or control person and each person, if any, who controls the Corporation within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Corporation who shall have signed any such registration statement, each director of the Corporation and its or their respective counsel shall have the same right to contribution as the Corporation, subject in each case to the provisions of this Section 6.3. Anything in this Section 6.3 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6.3 is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

      7.    MISCELLANEOUS.
            -------------

            7.1. NOTICES. All notices, requests, demands or other communications provid ed for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt request, to the following


                              If to the Corporation,


                              MAXIMUS, Inc.
                              1356 Beverly Road
                              McLean, Virginia  22201
                              Attention:  David V. Mastran


                              If to the Executive,


                              Ilene R. Baylinson
                              MAXIMUS, Inc.
                              8150 Lessburg Pike, #1250
                              Vienna, VA  22182

Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business-day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the date on which it is deposited in the United States mail. Either party may change its address by notifying the other party of the new address in any manner permitted by this paragraph. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the date of such notice, election or demand sent in accordance with the foregoing provisions.

            7.2. REMEDIES. The parties hereto further agree and acknowledge that any violation by the Executive of the terms hereof may result in irreparable injury and damage to the Executive, Corporation or its clients, as the case may be, which will not adequately be compensable in monetary damages, that the Corporation will have no adequate remedy at law therefor, and that the Corporation may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect it against, or on account of, any breach of the provisions contained in this Agreement.

            7.3. NO OBLIGATION OF CONTINUED EMPLOYMENT AFTER TERMINATION OF
SECTION 1. Except as set forth in Section 1 hereof, the Executive understands that this Agreement does not constitute a contract of employment or create an obligation on the part of the Corporation to continue the Executive's employment with the Corporation.

            7.4. BENEFIT; ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns, provided this Agreement may not be assigned by either party without the consent of the other except that the Corporation may assign this Agreement in connection with the merger, consolidation or sale of all or substantially all of its business or assets. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

            7.5. ENTIRE AGREEMENT. This Agreement supersedes all prior areements, written or oral, with respect to the subject matter of this Agreement, including the Shareholder Agreement dated January 2, 1996.

            7.6. SEVERABILITY. In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

            7.7. WAIVERS. No delay or omission by the Corporation in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Corporation on any occasion if effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

            7.8. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

            7.9. GOVERNING LAW. This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. Any action, suit or other legal proceeding which the Executive may commence to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Virginia (or, if appropriate, a federal court located within Virginia), and the Executive hereby consent to the jurisdiction of such court with respect to any action, suit or proceeding commenced in such court by the Corporation. The Section headings are included solely for convenience and shall in no event affect or be used in connection with, the interpretation of this Agreement.

      THE EXECUTIVE HAS READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THE EXECUTIVE UNDERSTANDS, AND AGREES TO, EACH OF SUCH PROVISIONS. THE EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT MAY AFFECT THE EXECUTIVE'S RIGHT TO ACCEPT EMPLOYMENT WITH OTHER COMPANIES SUBSEQUENT TO THE EXECUTIVE'S EMPLOYMENT WITH THE CORPORATION.

            7.10. AMENDMENTS. No alterations or additions to this Agreement shall be binding unless in writing and signed by both the parties.

            7.11. GENDERS. Whenever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.

            7.12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one instrument.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              -------------------------------------------
                              Ilene R. Baylinson

                              MAXIMUS, INC.

                              By:
                                 ----------------------------------------
                              Name:
                              Title:

                                                                 EXHIBIT A



                          FORM OF AGREEMENT TO BE BOUND


                                          [DATE]


MAXIMUS, INC.
1356 Beverly Road
McLean, VA 22101


Ladies and Gentlemen:

            Reference is made to the Executive Non-Compete, Confidentiality and Stock Restriction Agreement (the "Agreement") dated as of _____________ __, 1997 between MAXIMUS, Inc. (the "Company") and Ilene R. Baylinson (the "Transferor").

            The undersigned is the transferee of _________ shares of _____________ Common Stock of the Corporation from the Transferor (the "Shares").

            In consideration of the representations, covenants and agreements contained in the Agreement, the undersigned hereby confirms and agrees to be bound by all of the provisions of Section 3 of the Agreement applicable to the Transferor with respect to the Shares.

            This letter shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to the conflicts of law rules of such state.


                                    Very truly yours,


                                    --------------------------